Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ovintiv Inc. of our name and report auditing a portion of Ovintiv Inc.’s petroleum and natural gas reserves as of December 31, 2025 (the “Report”), and the information derived from our Report, included in Ovintiv Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Eric J. Stevens
Eric J. Stevens, P.E.
President and Chief Operating Officer

Dallas, Texas
March 2, 2026